THE ALGER RETIREMENT FUND
                   (HEREAFTER "THE ALGER INSTITUTIONAL FUND")


                            CERTIFICATE OF AMENDMENT


         The undersigned, being the Secretary of The Alger Retirement Fund (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by
Section 9.3 of the Agreement and Declaration of Trust, dated July 14, 1993, as amended (hereinafter, as so amended, referred to as the "Declaration of Trust"), and the affirmative vote of a Majority of the Trustees at a meeting duly called and held on February 5, 2002, the Declaration of Trust is amended as follows:

         1. Section 1.1 of the Declaration of Trust is hereby amended to change the name of the Trust to "The Alger Institutional Fund."

         2. The names of the Portfolios established by Section 6.2 of the Declaration of Trust and by the Certificates of Designation filed August 18, 1993 and December 1, 2000 are hereby amended to be as follows:

                  Alger Small Cap Institutional Portfolio
                  Alger MidCap Growth Institutional Portfolio
                  Alger LargeCap Growth Institutional Portfolio
                  Alger Capital Appreciation Institutional Portfolio
                  Alger Balanced Institutional Portfolio
                  Alger Socially Responsible Growth Institutional Portfolio

         IN WITNESS WHEREOF, the undersigned has set her hand and seal this 25th day of February, 2002.



                                                /s/ DOROTHY G. SANDERS
                                                --------------------------
                                                Dorothy G. Sanders
                                                Secretary

                                 ACKNOWLEDGEMENT



STATE OF NEW YORK   )
                    )ss.
COUNTY OF  NEW YORK )
                                                               February 25, 2002



         Then personally appeared the above-named Dorothy G. Sanders and acknowledged the foregoing instrument to be her free act and deed.

         Before me,



                                              /s/ ERIC SANDERS
                                              ------------------
                                              ERIC SANDERS
                                              NOTARY PUBLIC, STATE OF NEW YORK
                                              NO. 02SAS059856
                                              QUALIFIED IN NEW YORK COUNTY
                                              COMMISSION EXPIRES MAY 6, 2002